Exhibit 32

SECTION 1350 CERTIFICATIONS

The undersigned hereby certify that the quarterly report on Form 10-Q of Insight Communications Company, Inc. (the “Registrant”) for the quarter ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ MICHAEL S. WILLNER
Michael S. Willner
Vice Chairman and Chief Executive Officer
November 9, 2006
/s/ JOHN ABBOT
John Abbot
Executive Vice President and Chief Financial Officer
November 9, 2006